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Exhibit 10.9

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "Agreement") dated as of October 24, 2003 is among TELETECH HOLDINGS, INC., a Delaware corporation (the "Company"), each subsidiary of the Company listed on the signature pages hereof, such other subsidiaries of the Company as from time to time become parties hereto (together with the Company, each individually a "Debtor" and collectively the "Debtors") and BANK OF AMERICA, N.A. ("Bank of America"), in its capacity as collateral agent (in such capacity, the "Collateral Agent") under the Intercreditor Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, the Company, various financial institutions (the "Lenders") and Bank of America, as administrative agent (in such capacity, the "Administrative Agent"), have entered into a Credit Agreement dated as of October 29, 2002 (as amended, restated or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, the Company is a party to a Note Agreement dated as of October 1, 2001 (as amended by the First Amendment to Note Purchase Agreement dated as of February 1, 2003, the Waiver and Second Amendment to Note Purchase Agreement dated as of August 1, 2003 and the Third Amendment to Note Purchase Agreement dated as of September 30, 2003, and as further amended, restated or otherwise modified from time to time, the "Note Agreement") with each of the purchasers listed on Schedule A thereto (the "Purchasers"; the Purchasers together with each other holder of a Note (as defined in the Intercreditor Agreement referred to below), collectively, the "Noteholders" and individually each a "Noteholder");

        WHEREAS, each of the Debtors (other than the Company) has guaranteed all obligations of the Company under the Credit Agreement, the Note Agreement and certain other financing arrangements, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Debtors (other than the Company) has reaffirmed its obligations under such guarantees by entering into (a) the Confirmation attached to the Third Amendment, dated as of October 24, 2003, to the Credit Agreement, and (b) the Reaffirmation of Guaranty attached to the Third Amendment, dated as of September 30, 2003, to the Note Agreement;

        WHEREAS, pursuant to an Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"), the Administrative Agent, on behalf of itself and the Lenders, the Purchasers and the Collateral Agent have agreed that (i) the Benefited Obligations (as defined in the Intercreditor Agreement) shall be secured and guaranteed pari passu and (ii) Bank of America shall act as collateral agent for the Benefited Parties (as defined in the Intercreditor Agreement); and

        WHEREAS, the Benefited Obligations of each Debtor are to be secured pursuant to this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions; Interpretation.    When used herein, (a) the terms Account, Account Debtor, Certificated Security, Commercial Tort Claim, Commodity Account, Commodity Contract, Chattel Paper, Deposit Account, Document, Equipment, Fixture, Goods, Inventory, Investment Property, Instrument, Security, Security Entitlement, Securities Account and Uncertificated Security shall have the respective meanings assigned to such terms in the UCC (as defined below), (b) the terms Benefited Obligations, Benefited Parties, Event of Default, Financing Agreement, Note and Person shall have the respective meanings assigned to such terms in the Intercreditor Agreement, (c) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Financing Agreement and (d) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

          Administrative Agent—see the Recitals.

          Agreement—see the Preamble.

          Assignee Deposit Account—see Section 4.

          Bank of America—see the Preamble.

          Business Day means any day on which Bank of America is open for commercial banking business in Charlotte, Chicago, New York and San Francisco.

          Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

          Collateral Agent—see the Preamble.

          Company—see the Preamble.

          Computer Hardware and Software means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated with the foregoing, whether now or hereafter owned, licensed or leased by such Debtor; and (iv) all documentation for the hardware, software and firmware described in the preceding clauses (i), (ii) and (iii) above, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

          Costs and Expenses means, with respect to any Debtor, all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Collateral Agent in connection with (i) the execution, delivery and performance of this Agreement by such Debtor, (ii) protecting, preserving or maintaining any Collateral of such Debtor and (iii) enforcing any rights of the Collateral Agent hereunder in respect of the Collateral of such Debtor.

          Credit Agreement—see the Recitals.

          Debtor—see the Preamble.

          Default means the occurrence of any of the following events: (a) any Unmatured Event of Default under Section 8.01(f) or (g) of the Credit Agreement or Section 11(i) or (j) of the Note Agreement or (b) any Event of Default.

          General Intangibles means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in the UCC and, in any event, includes (without limitation) all of such Debtor's trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

          Intellectual Property means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works, books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

          Intercreditor Agreement—see the Recitals.

          Lenders—see the Recitals.

          Liabilities means, as to each Debtor, all Benefited Obligations of such Debtor.

          Non-Tangible Collateral means, with respect to any Debtor, such Debtor's Accounts and General Intangibles.

          Note Agreement—see the Recitals.

          Noteholders—see the Recitals.

          Permitted Liens means liens and claims expressly permitted by each Financing Agreement.

          UCC means the Uniform Commercial Code as in effect from time to time in the State of New York.

          Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

        2.    Grant of Security Interest.    As security for the payment of all of its Liabilities, each Debtor hereby assigns to the Collateral Agent for the benefit of the Benefited Parties, and grants to the Collateral Agent for the benefit of the Benefited Parties a continuing security interest in, all of such Debtor's right, title and interest in the following:

  (i)
  Accounts;

  (ii)
  Chattel Paper;

  (iii)
  Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

  (iv)
  Deposit Accounts;

  (v)
  Documents;

  (vi)
  General Intangibles;

  (vii)
  Goods (including, without limitation, all of its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

  (viii)
  Instruments (together with all guaranties thereof and security therefor);

  (ix)
  Intellectual Property;

  (x)
  money (of every jurisdiction whatsoever);

  (xi)
  Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts);

  (xii)
  Commercial Tort Claims; and

  (xiii)
  to the extent not included in the foregoing, other personal property of any kind or description;

in each case whether now or hereafter existing or acquired, together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing, all distributions on or rights arising out of any of the foregoing, and all claims and/or insurance payments arising out of the loss, nonconformity or interference with the use of, or infringements of rights in, or damage to, any of the foregoing. Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to (a) any property of a Debtor that is subject to a Lien permitted by Section 7.01(d), (e), (h), (k) or (l) (but in the case of Section 7.01(l), solely with respect to purchase money security interests or leases of equipment or other personal property and so long as the senior Lien attaches only to the property so acquired or leased) of the Credit Agreement and Section 10.5(c), (h), (i) or (j) of the Note Agreement pursuant to an agreement or an applicable law that prohibits such Debtor from granting any other Lien in such property, provided that (i) such Debtor agrees to use commercially reasonable efforts to avoid any such provision in any agreement (and cause the removal of any such prohibition from any existing agreement) and to obtain all necessary approvals to permit the Lien of the Collateral Agent on any such property and (ii) such debtor agrees not to enter into any such agreement after the date hereof other than purchase money contracts and leases of equipment or other personal property; (b) any lease, license or other contract if the grant of a security interest in such property in the manner contemplated by this Agreement is prohibited thereunder or by law and would result in the termination of, or any claim for damages or the availability of any other remedial action under, such lease, license or other contract, but only, in the case of both clause (a) and clause (b) above, to the extent that such prohibition is not rendered ineffective by the UCC, any other applicable law or general principles of equity (it being understood that if and when any such prohibition is removed, the Collateral Agent will be deemed to have been granted a security interest in the applicable property, lease, license or other contract as of the date hereof, and the Collateral will be deemed to include such property, lease, license or other contract); (c) any equity interests of a Foreign Subsidiary (as defined in the Credit Agreement); or (d) any property that is subject to (1) Task Order V ((TeleTech Owned Solution Center) GTE.Net LLC d/b/a Verizon Internet Solutions and TeleTech Customer Care Management (Telecommunications), Inc.), effective May 1, 1999, or (2) Task Order VI (Verizon Select Services Inc. f/k/a GTE Communications Corporation and TeleTech Customer Care Management (Telecommunications), Inc.), effective June 1, 2000, each of which was entered into in connection with the Client Services Agreement between TeleTech Customer Care Management (Telecommunications), Inc. and GTE Card Services Incorporated d/b/a GTE Solutions (predecessor in interest to Verizon Internet Solutions), effective July 1, 1999, as amended, in each case as in effect on the date hereof, so long as a negative pledge exists with respect to such property.

        3.    Warranties.    Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Collateral Agent for the benefit of the Benefited Parties) covering any of the Collateral is on file in any public office, other than financing statements related to Permitted Liens or Liens that have been terminated (and such Debtor agrees to use commercially reasonable efforts to promptly terminate all financing statements relating to such terminated Liens); (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute and deliver this Agreement, to perform such Debtor's obligations hereunder and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing furnished in connection with this Agreement or any Financing Agreement by such Debtor to the Collateral Agent or any other Benefited Party will be true and correct in all material respects as of the date furnished; (iv) such Debtor's true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, state of organization or incorporation, federal employer identification number, organizational identification number as designated by the state of its organization or incorporation, chief executive office and principal place of business are as set forth on Schedule I (and, except as set forth on Schedule I, such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after October 1, 1998); (v) each other location within the United States where such Debtor maintains a place of business or has any Goods is set forth on Schedule II hereto; (vi) except as disclosed on Schedule III, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as disclosed on Schedule III, during the five years preceding the date hereof, such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement, nor has such Debtor been the subject of any merger or other corporate reorganization; (viii) Schedule IV hereto contains a complete listing of all of such Debtor's Intellectual Property which is registered under applicable registration statutes and (ix) upon the filing of financing statements on Form UCC-1 in the appropriate governmental offices, the Collateral Agent will have a valid lien upon and perfected security interest in all of the Collateral in which a security interest can be perfected by filing under the UCC (subject only to Permitted Liens).

        4.    Collections, etc.    The Collateral Agent may, at any time that a Default exists, whether before or after the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Promptly following any request of the Collateral Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

        Upon request by the Collateral Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Collateral Agent may otherwise consent in writing, any such items requested to be delivered to the Collateral Agent pursuant to the preceding sentence which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Collateral Agent for the benefit of the Benefited Parties until delivery is made to the Collateral Agent. Each Debtor will comply with the terms and conditions of any consent given by the Collateral Agent pursuant to the foregoing sentence.

        Upon request by the Collateral Agent during the existence of a Default, all items or amounts which are delivered by any Debtor to the Collateral Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "Assignee Deposit Account") of such Debtor maintained with the Collateral Agent, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Collateral Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in accordance with the terms of the Intercreditor Agreement, and the Collateral Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

        During the existence of a Default, the Collateral Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

        No Debtor shall maintain any Deposit Account or deposit any items or amounts in any Deposit Account, except (i) Deposit Accounts maintained with the Collateral Agent, (ii) Deposit Accounts maintained in a jurisdiction outside the United States and (iii) Deposit Accounts as to which such Debtor, the Collateral Agent and the depository bank have entered into an agreement that the depositary bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in the account without further consent by such Debtor; provided that the Collateral Agent shall not provide such instructions unless a Default exists.

        Each Debtor hereby appoints the Collateral Agent as the attorney-in-fact for such Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instruments which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided that the Collateral Agent shall not exercise its rights as such attorney-in-fact unless a Default exists.

        5.    Certificates, Schedules and Reports.    Each Debtor will, from time to time, deliver to the Collateral Agent and any Benefited Party such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Collateral Agent or such Benefited Party may reasonably request.

        6.    Agreements of the Debtors.    Each Debtor (a) will, from time to time, deliver to the Collateral Agent such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Collateral Agent) and do such other acts and things (including, without limitation, delivery to the Collateral Agent of any Instruments or Certificated Securities which constitute Collateral), as are necessary or as the Collateral Agent may reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Collateral Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction), provided that, unless requested by the Collateral Agent during the existence of a Default, no Debtor shall be required to take any action to perfect the Collateral Agent's security interest in Collateral located outside the United States (it being understood that accounts receivable owed to a Debtor by a non-United States Person shall be deemed to be located in the United States); (b) will keep all its Inventory (other than Inventory located outside the United States) at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Collateral Agent not less than 10 days' prior written notice; (c) will not change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Collateral Agent's interests under this Agreement would become seriously misleading, unless such Debtor shall have given the Collateral Agent not less than 30 days' (or such shorter period as may be approved by the Collateral Agent in its sole discretion) prior notice of such change; (d) will keep complete records concerning the Non-Tangible Collateral consistent with prudent business practices for similarly-situated companies; (e) will furnish the Collateral Agent such information concerning such Debtor, the Collateral and the Account Debtors of such Debtor as the Collateral Agent may from time to time reasonably request; (f) will, upon request of the Collateral Agent during the existence of a Default, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Collateral Agent, of the security interest of the Collateral Agent hereunder; (g) without limiting the provisions of Section 6.07 of the Credit Agreement or Section 9.2 of the Note Agreement, will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Collateral Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Collateral Agent shall promptly deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Collateral Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in accordance with the terms of the Intercreditor Agreement) and such policies or certificates thereof shall, if the Collateral Agent so requests, be deposited with or furnished to the Collateral Agent; (h) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (i) without limiting the provisions of Section 6.06 of the Credit Agreement or Section 9.3 of the Note Agreement, will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working or running order, ordinary wear and tear excepted; (j) without limiting the provisions of Section 6.04 of the Credit Agreement or Section 9.4 of the Note Agreement, will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided that such Debtor shall not be required to pay any such fee, tax, assessment or other charge if the validity thereof is being contested by such Debtor in good faith by appropriate proceedings; (k) will, promptly upon request of the Collateral Agent during the existence of a Default, (I) cause the security interest of the Collateral Agent to be noted on each certificate of title covering Equipment specified by the Collateral Agent and

(II) deliver all such certificates to the Collateral Agent or its designee; (l) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral, provided that nothing in this clause (l) shall limit the ability of such Debtor to dispose of any Collateral pursuant to a transaction that is not otherwise prohibited by the Credit Agreement or the Note Agreement; (m) will permit the Collateral Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon reasonable request of the Collateral Agent during the existence of a Default, deliver to the Collateral Agent all of such records and papers; (n) will not create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Collateral Agent; (o) will, within one Business Day following the termination of any account control agreement with respect to a Deposit Account or Securities Account maintained by such Debtor, cause all amounts on deposit in such account (and, in the case of a Deposit Account, within one Business Day after receipt, all amounts deposited to such account following such termination) to be transferred to an account with another financial institution that is subject to an account control agreement with the Collateral Agent that is in form and substance reasonably satisfactory to the Collateral Agent; (p) will not open any Deposit Account or Securities Account (other than Deposit Accounts and Securities Accounts maintained outside the United States) after the date hereof unless, concurrently with such opening, such account is made subject to a control agreement in favor of the Collateral Agent that is in form and substance reasonably acceptable to the Collateral Agent (it being understood that any such control agreement with Bank of America shall be in substantially the same form as the account control agreement being entered into with Bank of America concurrently herewith); (r) will not fund any payroll account maintained by such Debtor (i) with amounts in excess of the amount necessary to make the next payroll or (ii) earlier than three Business Days prior to the date on which payroll must be made; and (s) will, promptly upon any Responsible Officer (as defined in the Credit Agreement), the general counsel or any assistant general counsel of such Debtor obtaining knowledge that such Debtor has acquired a Commercial Tort Claim having a value reasonably expected to exceed $500,000, notify the Collateral Agent in a writing signed by such Debtor of the details of such commercial tort claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

        Whenever a Default shall be existing, the Collateral Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Collateral Agent do any and all lawful acts and execute any and all proper documents required by the Collateral Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Collateral Agent for all Costs and Expenses. Notwithstanding the foregoing, neither the Collateral Agent nor any other Benefited Party shall have any obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

        7.    Default.    (a) Whenever a Default shall be existing, the Collateral Agent may exercise from time to time any rights and remedies available to it under the UCC and any other applicable law (in addition to those described below).

        (b)   Each Debtor agrees, at the Collateral Agent's request during the existence of a Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Collateral Agent, and (ii) to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Collateral Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

        (c)   Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been "sent" upon deposit in the United States mail with adequate postage properly affixed, upon delivery to an express delivery service or upon the electronic submission through telephonic or Internet services, as applicable. Each Debtor hereby agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market, no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i)above, notification sent after a Default and ten days before any proposed disposition provides notice with a reasonable time before disposition.

        (d)   Each Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

        (e)   Any cash proceeds of any disposition by the Collateral Agent of any of the Collateral shall be applied by the Collateral Agent to the payment of Costs and Expenses and thereafter to the payment of any and all of the other Liabilities in accordance with the terms of the Intercreditor Agreement, and thereafter any surplus will be paid to the applicable Debtor or as a court of competent jurisdiction shall direct. The Collateral Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Debtor has provided the Collateral Agent with a written demand to apply or pay over such noncash proceeds on such basis.

        8.    General.    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to the preservation of the Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

        Any notice hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at the address of its chief executive office shown on Schedule I (or, in the case of the Collateral Agent, underneath its signature hereto) or at such other address as such party may have designated as its address for such purpose by (i) written notice received by the Collateral Agent or (ii) in the case of a change of the Collateral Agent's address, written notice received by the Company (which shall be conclusively presumed to have been received by all other parties).

        No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        Unless released in writing by the Collateral Agent, this Agreement shall remain in full force and effect until all Liabilities have been paid in cash in full and all commitments to create Liabilities have terminated. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Benefited Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or any other Benefited Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such Benefited Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such Benefited Party had not been made.

        This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that, pursuant to New York law, the perfection, the effect of perfection or nonperfection or the priority of any security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction). Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        This Agreement shall be binding upon the Debtors and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Debtors, the Collateral Agent, each Benefited Party and the respective successors and assigns of the Collateral Agent and the Benefited Parties.

        This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering a counterpart to the Collateral Agent of this Agreement (including supplements to the Schedules hereto). Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

        ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR IN ANY JURISDICTION IN WHICH A BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LEGAL OR EQUITABLE PROCEEDING IS PENDING AGAINST ANY ONE OR MORE OF THE DEBTORS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR OUTSIDE THE STATE OF NEW YORK. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY DEBTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH DEBTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND EACH OTHER FINANCING AGREEMENT.

        EACH DEBTOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER BENEFITED PARTY HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER FINANCING AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

TELETECH HOLDINGS, INC.
By:

Title:

TELETECH SERVICES CORPORATION
TELETECH CUSTOMER CARE MANAGEMENT
    (COLORADO), INC.
TELETECH FACILITIES MANAGEMENT
    (POSTAL CUSTOMER SUPPORT), INC.
TELETECH CUSTOMER CARE MANAGEMENT
    (TELECOMMUNICATIONS), INC.
TELETECH FINANCIAL SERVICES MANAGEMENT,
    LLC
TELETECH CUSTOMER CARE MANAGEMENT
    (CALIFORNIA), INC.
TELETECH CUSTOMER CARE MANAGEMENT
    (PENNSYLVANIA), LLC
CARABUNGA.COM, INC.
TELETECH CUSTOMER CARE MANAGEMENT
    (TEXAS), INC.
TELETECH INTERNATIONAL HOLDINGS, INC.
TELETECH SOUTH AMERICA HOLDINGS, INC.
T-TEC LABS, INC.
By:

Title:

NEWGEN RESULTS CORPORATION
By:

Title:

TELETECH CUSTOMER SERVICES, INC. TTEC NEVADA, INC.
By:

Title:

BANK OF AMERICA, N.A., as Collateral Agent
By:

Title:

231 South LaSalle Street Chicago, IL 60697 Attention: David A. Johanson, Vice President Facsimile: 312-974-9102

ADDITIONAL SIGNATURE PAGE to the Security Agreement dated as of October 24, 2003 (the "Security Agreement") among TeleTech Holdings, Inc. (the "Company"), Bank of America, N.A., as Collateral Agent, and various Subsidiaries of the Company.

The undersigned is executing a counterpart of this Security Agreement for purposes of becoming a party hereto (and attached hereto are supplemental schedules setting forth information with respect to the undersigned required to make the representations and warranties with respect to the undersigned set forth in this Security Agreement accurate as of the date hereof):
[NAME OF SUBSIDIARY]
By:

Name:

Title:

Date:

SCHEDULE I
TO SECURITY AGREEMENT

Corporate Information

Subsidiary	FEIN	State of Incorporation	State Org ID	Chief Executive Office/ Principle Place of Business
TeleTech Holdings, Inc.	84-1291044	DE	2464275	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
				Principal Place of Business from September 1, 1998 to June 30, 2001: 1700 Lincoln, 14th Floor Denver, CO 80202
Carabunga.com. Inc.	33-0902188	DE	3176689	10243 Genetic Center Drive San Diego, CA 92121 Attn: Secretary Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
Newgen Results Corporation	33-0604378	DE	2937699	10243 Genetic Center Drive San Diego, CA 92121 Attn: Secretary Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TeleTech Customer Care Management (CA), Inc.	95-3822608	CA	C1160673	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com

TeleTech Customer Care Management (CO), Inc.	84-1218090	CO	19921111145	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TeleTech Customer Care Management (PA), LLC	91-2089070	PA	2975136	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TeleTech Customer Care Management (Telecommunications), Inc.	84-1382879	DE	2702728	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TeleTech Customer Care Management (TX), Inc.	84-1564938	TX	143944000	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TeleTech Customer Services, Inc.	84-1504927	NV	13090-1999	101 Convention Center Drive Suite 850 Las Vegas, Nevada, USA 89109 Attn: Monte Miller Facsimile: 702-598-3651 Email: nhs@nevhold.com
TeleTech Facilities Management (Postal Customer Support), Inc.	84-1356609	DE	2657736	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com

TeleTech Financial Services Management, LLC	91-2089159	DE	3323158	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TeleTech International Holdings, Inc.	84-1585263	DE	3352638	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TeleTech Services Corporation	84-1366615	CO	19961109819	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TeleTech South America Holdings, Inc.	84-1517050	DE	2924933	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
T-TEC LABS, INC. (f/k/a TeleTech f/k/a TeleTech Technology Development and Integration, Inc.)	84-1409664	DE	2743653	9197 S. Peoria Street Denver, CO 80112 Attn: General Counsel Facsimile: 303-397-8677 Email: sharonoleary@teletech.com
TTEC Nevada, Inc.	84-1504932	NV	13089-1999	101 Convention Center Drive Suite 850 Las Vegas, Nevada, USA 89109 Attn: Monte Miller Facsimile: 702- 598-3651 Email: nhs@nevhold.com

SCHEDULE II
TO SECURITY AGREEMENT

Addresses Of All Locations At Which Goods Are Located
(Specify whether such location is owned or leased by the applicable Debtor)

Location	Address	Owner/Lessee/Contractor	Leased/Owned
Atlanta	2975 Breckenridge Blvd, Atlanta, GA 30096	TeleTech Customer Care Management (CO), Inc.	Leased*
Birmingham	6501 EJ Oliver Blvd, Fairfield, AL 35064	TeleTech Customer Care Management (CO), Inc.	Leased
Bremerton	1400 NE McWilliams Road, Bremerton, WA 98311	TeleTech Customer Care Management (CO), Inc.	Leased*
Corporate Headquarters	9197 S. Peoria Street, Englewood, CO 80112	TeleTech Services Corporation	Owned
Deland	1398 S. Woodland Blvd, Deland, FL 32720	TeleTech Customer Care Management (CO), Inc.	Leased
Enfield	1 Vision Drive, Enfield, CA 06082	TeleTech Financial Services Management, LLC	Leased
Englewood	333 Inverness Drive South, Englewood, CO 80112	TeleTech Customer Care Management (CO), Inc.	Leased*
Greenville	204 Halton Road, # 500, Greenville, SC 29607	TeleTech Services Corporation	Leased*
Hampton	400 and 421 Butler Farm Road, Hampton, VA 23666	TeleTech Customer Care Management (CO), Inc.	Leased*
Irvine (enhansiv)	7505 Irvine Center Drive, Irvine, CA 92618	TTEC-Labs, Inc.	Leased**
Morgantown	5000 Greenbag Road, Morgantown, WV 26501	TeleTech Services Corporation	Leased
Moundsville	100 W. TeleTech Drive, Moundsville, WV 26041	TeleTech Holdings Inc.	Leased
Newgen Business Offices	10243 Genetic Center Drive, San Diego, CA 92121	Newgen Results Corporation	Leased
Niagara Falls	333 Rainbow Blvd North, Niagara Falls, NY 14303	TeleTech Holdings Inc.	Leased
North Hollywood	12215 Victory Blvd, North Hollywood, CA 91606	TeleTech Holdings Inc.	Leased
Percepta	1320 S. Babcock Street, Melbourne, FL 32901	Percepta LLC	Leased
Percepta Detroit	20555 Victor Parkway, Livonia, MI 48152	Percepta LLC	Leased*
Stockton	6221 West Lane, Stockton, CA 95210	TeleTech Holdings Inc.	Leased
Tampa	111 US Highway 301 South, Tampa, FL 33619	TeleTech Services Corporation	Leased*
Thornton	400 East 84th Avenue, Suite #200, Thornton, CO 80229	TeleTech Customer Care Management (CO), Inc. and TeleTech Holdings, Inc.	Leased**
Topeka	115 SW 29th Street, Topeka, KS 66611	TeleTech Customer Care Management (CO), Inc.	Leased
Tucson	2929 E Corona Road, Tucson, AZ 85706	TeleTech Services Corporation	Leased*
Uniontown	1648 Mall Run Road, Uniontown, PA 15401	TeleTech Customer Care Management (PA), LLC, guaranteed by TeleTech Holdings, Inc .	Leased

*
Indicates a Facilities Management site whereby the TeleTech client provides the location

**
Closed facility with only lease remaining

SCHEDULE III
TO SECURITY AGREEMENT

Tradenames, etc.

        Refer to Schedule IV to Security Agreement

SCHEDULE IV
TO SECURITY AGREEMENT

Intellectual Property; Trademarks; Patents; Copyrights; etc.

Trademarks/Tradenames

General Information			Pending Application		Status/Notes	Registration
Mark	Class	Description of Goods/Services	Serial No.	Date Filed	Status	Registration Number
CYBERCARE	9	Computer software for managing and accessing databases containing information about products and services of others, which said others' customers may inquire about for product information, sales, customer services, technical supoort and product delivery dates	75/979,176	06/02/97 - Application Filed	08/28/01 - Mark Registered.	2,483,757
CYBERCARE	35		75/301,358		05/07/02 - Mark Registered	2,567,670
CYBERCARE	38		75/301,358		03/12/02 - Mark Registered	2,545,839
ENHANSIV	9 35 38 42		76/084,867	07/03/00	10/29/02 - Mark Registered	2,641,711
TELETECH	9	Computer software in the fields of telephone answering, telemarketing and teleservicing in the nature of responding to and receiving telephone inquiries from customers of other businesses.	74/621,989	01/13/95 - Intent to Use filed.	01/18/00 - Mark registered. 09/12/97 - Opposition Period ends. 08/12/97 - Published for Opposition.	2,309,496
TELETECH	35 41	35 - Telephone answering services; telemarketing; and teleservicing, in the nature of responding to and receiving telephone inquires from customers of other businesses; and research, development and consulting services relating thereto. 41 - Educational services, namely training courses and seminars in the fields of telephone answering, telemarketing, teleservicing and computer programming services.	74/619,676	01/10/95 - Intent to Use filed.	08/27/96 - Mark Registered. 12/14/01 - Section 8 and 15 filed	1,996,498

TELETECH	35 41 42
35 - Employment and advertising agency services for others and research, development and consulting services related thereto; computer site operation and management services for others and research, development and consulting services related thereto.

41 - Educational services, namely, training courses and seminars, all in the fields of computer software, employment agency services, advertising agency services, computer disaster recovery planning services and computer site design, operation and management services.

		42 - Computer disaster recovery planning services, computer site design services and research, development and consulting services related to computer disaster recovery planning services, computer site design services computer software.	75/978,238	01/13/95 - Intent to Use filed.	06/07/99 - Mark Registered.	2,252,044
THE ANSWER FOR YOUR CUSTOMERS	9 35 38 41 42		75/222,467	01/07/97 - Intent to Use filed.	08/24/02 - Mark Registered	2,625,327
INTELLISYSTEM	42		75/499,004		12/11/01 - Mark Registered	2,506,168

General Information			Pending Application		Status/Notes	Registration
Mark	Class	Description of Goods/Services	Serial No.	Date Filed		Registration Number
CARABUNGA.COM	35	Computerized database management services; business consulting services in the field of automobile sales and services and customer retention services, namely managing operations, customer service and customer relationship in the field of automobile sales and services via a global computer network	75/878,852		01/09/01 - Mark Registered	2,419,128
CARABUNGA.COM and Design	35	Computerized database management services; business consulting services in the field of automobile sales and services and customer retention services, namely managing operations, customer service and customer relationship in the field of automobile sales and services via a global computer network	75/894,002		01/09/01 - Mark Registered	2,419,180
E-ROAD	35	Computerized database management services; business consulting services in the field of automobile sales and services and customer retention services, namely, managing operations, customer service and customer relationships in the field of automobile sales and services; providing real-time access to databases of automobile sales and service information	76/198,677		11/15/01 - Mark Registered	2,506,843

NEWGEN	35	Computerized database management services; business consulting services in the field of automobile sales and services and customer retention services, namely, managing operations, customer service and customer relationships in the field of automobile sales and services	75/870,889	11/24/98 - Mark Registered	2,205,782
NEWGEN RESULTS	35	Computerized database management services; business consulting services in the field of automobile sales and services and customer retention services, namely, managing operations, customer service and customer relationships in the field of automobile sales and services		11/17/98 - Mark Registered	2,204,032
ROAD	9	Computer hardware and software for use by automobile dealers to remotely access databases of automobile sales and maintenance information and generate reports from such data	75/684,596	08/21/01 - Mark Registered.	2,480,539
ROAD	35	Computerized database management services; business consulting services in the field of automobile sales and services and customer retention services, namely, managing operations, customer service and customer relationships in the field of automobile sales and services; providing real-time access to databases of automobile sales and service information	75/683,958	12/21/00 - Statement of Use Accepted and Mark Registered	2,435,819

TRIANGLE DESIGN	35	Computerized database management services; business consulting services in the field of automobile sales and services and customer retention services, namely, managing operations, customer service and customer relationships in the field of automobile sales and services		11/24/98 - Mark Registered	2,205,781
ULTIMATE SERVICE	35	Business management supervision services in the field of automobile dealership departments; computerized database management services for the automobile dealership and retail industry; customer retention services for others, namely, managing operations, customer service and customer relationships in the field of automobile sales and services	75/599,731	12/12/00 - Mark Registered	2,412,986

Domain Names

teletechca.com
teletech.com
enhansiv.com
teletecheuro.com
ttecsolutions.com
canrecuriting.com
teletechintl.com
ttec-solutions.com
enhansiv.net
enhansiv.org
teletechindia.com
dvr3.com
cybercaresolutions.com
dcr3.com
teletechsucks.com
teletechsucks.org
teletechsucks.net
emersant.com.pl
enhansiv.com.pl
emersant.com.ph
enhansiv.ph
enhansiv.com.ph
emersant.ph

QuickLinks

  Exhibit 10.9
SECURITY AGREEMENT
W I T N E S S E T H
SCHEDULE I TO SECURITY AGREEMENT Corporate Information
SCHEDULE II TO SECURITY AGREEMENT Addresses Of All Locations At Which Goods Are Located (Specify whether such location is owned or leased by the applicable Debtor)
SCHEDULE III TO SECURITY AGREEMENT Tradenames, etc.
SCHEDULE IV TO SECURITY AGREEMENT Intellectual Property; Trademarks; Patents; Copyrights; etc.